UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	No.)	Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     CheckFree Corporation (“CheckFree”), CheckFree Services Corporation (“CheckFree Services”) and Bastogne, Inc. (“Bastogne”) entered into a Second Amendment to Master Agreement (the “Second Amendment”) with SunTrust Bank (“SunTrust”) on August 3, 2007 amending the Master Agreement, dated August 5, 2003, between CheckFree Services, Bastogne and SunTrust (the “2003 Master Agreement”). The Second Amendment amends certain terms and conditions of the 2003 Master Agreement and provides for an extension of the termination date of the 2003 Master Agreement and for changes to certain transaction limits. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On October 31, 2007, CheckFree, CheckFree Services, Bastogne and SunTrust entered into a Third Amendment to Master Agreement (the “Third Amendment”), which Third Amendment further extended the termination date of the 2003 Master Agreement to December 31, 2007. A copy of the Third Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d)  Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Master Agreement, dated August 3, 2007, among Bastogne, Inc., CheckFree Services Corporation, CheckFree Corporation, and SunTrust Bank.

10.2	Third Amendment to Master Agreement, dated October 31, 2007, among Bastogne, Inc., CheckFree Services Corporation, CheckFree Corporation, and SunTrust Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation

Date: November 2, 2007	By:	/s/ Laura Binion

Laura Binion, Executive Vice
President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Master Agreement, dated August 3, 2007, among Bastogne, Inc., CheckFree Services Corporation, CheckFree Corporation, and SunTrust Bank.

10.2	Third Amendment to Master Agreement, dated October 31, 2007, among Bastogne, Inc., CheckFree Services Corporation, CheckFree Corporation, and SunTrust Bank.